UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

BOLD ENERGY INC.

(Exact name of registrant as specified in charter)

Nevada	333-153385	26-2940624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, NV	89703
(Address of principal executive offices)	(Zip Code)

(775) 333-1198

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

On May 12, 2011, Global Club, Inc. (the “Company”) issued an aggregate of 25,000,000 common shares to various stockholders.  The shares were issued as repayment of amounts due to the stockholders.  In addition, on May 12, 2011, the Company issued 15,000,000 shares to Ms. Eden Clark as compensation for services rendered.

All of the above shares were issued pursuant to Regulation S and Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLD ENERGY INC.

Date: May 31, 2011	By:	/s/ Eden Clark
Eden Clark, President